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                                                                     EXHIBIT 3.3

                                    BYLAWS OF

                            STARWOOD HOTELS & RESORTS

                (AS AMENDED AND RESTATED THROUGH APRIL 16, 1999)



                                    ARTICLE I

                                    TRUSTEES

                  SECTION 1. NUMBER; TENURE. There shall be not less than three
(3) nor more than twenty (20) Trustees; within such limits, the number of Trustees may be fixed, increased or decreased from time to time by the Trustees, but no such action may affect the tenure of office of any Trustee.

                  SECTION 2. QUALIFYING SHARES NOT REQUIRED. No Trustee need be a Shareholder.

                  SECTION 3. QUORUM. A majority of the Trustees shall constitute a quorum.

                  SECTION 4. ELECTION. The Trustees shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with each Trustee to hold office until his or her successor shall have been duly elected and qualified. At each Annual Meeting of Shareholders (i) Trustees elected to succeed those Trustees whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election, with each Trustee to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Trustees, Trustees may be elected to fill any vacancy on the Board of Trustees, regardless of how such vacancy shall have been created.

                  SECTION 5. VACANCIES. Vacancies occurring among the Trustees (including vacancies created by increases in number) may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of office of the class to which he or she has been appointed expires and until his or her successor is elected and qualified.

                  SECTION 6. PLACE OF MEETING. Each meeting of the Trustees shall be held at such place within or without the State of Maryland as is fixed from time to time by resolution of the Trustees (or, in the absence of such resolution, as specified in the notice of such meeting).

                  SECTION 7. ANNUAL MEETINGS. Promptly following each Annual Meeting of Share holders, a meeting of the Trustees shall be held for the purpose of electing officers and transacting other business. Notice of such meetings need not be given.

                  SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Trustees need not be held.
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                  SECTION 9. SPECIAL MEETINGS. Special meetings of the Trustees may be called at any time by the Chairman, and the Chairman shall call a special meeting at any time upon the written request of two (2) Trustees. Written notice of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by telecopier to his or her address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice. In case of personal service or notice by telecopier, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If such notice is mailed, it shall be deposited in the United States mail at least seventy-two (72) hours prior to the time fixed for the holding of the meeting. Notice of a meeting may be given by the Chairman, the Trustees requesting the meeting or the Secretary.

                  SECTION 10. ADJOURNED MEETINGS. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. Notice of the time and place of an adjourned meeting need not be given to any Trustee if the time and place is fixed at the meeting adjourned.

                  SECTION 11. WAIVER OF NOTICE. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting each of the Trustees not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

                  SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust. Such action by written consent shall have the same force and effect as a vote of the Trustees adopted at a meeting duly called and held.

                  SECTION 13. POWERS AND DUTIES. The powers and duties of the Trustees, in addition to the powers and duties set forth in the Declaration, are:

                  (a) Selection and Removal of Officers, Agents and Employees. To select all the other officers, agents and employees of the Trust, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the Declaration and the Trustees' Regulations, and to fix their compensation.

                  (b) Authorization of Signatures. From time to time to designate the person or persons authorized to sign or endorse checks, drafts, or other orders for the payment of money, issued in the name of or payable to the Trust.

                  (c) Fixing Principal Office and Place of Meetings. From time to time to change the location of the principal office of the Trust and from time to time to designate any place within or without the State of Maryland as the place at which meetings of Trustees or of the Shareholders shall be held.

                  (d) General Powers. Generally to exercise such other powers as are usually vested in directors of corporations organized under the laws of the State of Maryland.


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                  SECTION 14. EXECUTIVE COMMITTEE. (a) The Board of Trustees may
appoint two or more trustees to constitute an Executive Committee. One of such trustees shall be designated as Chairman of the Executive Committee. The Executive Committee shall have and may exercise all of the rights, powers and authority of the Board of Trustees, except as expressly limited by the Maryland General Corporation Law as amended from time to time.

                  (b) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as it may determine. The Chairman of the Executive Committee or, in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at a meeting shall be required for any action of the Executive Committee.

                  SECTION 15. OTHER COMMITTEES. The Board of Trustees may appoint such other commit tees as it shall deem advisable and with such authority as the Board of Trustees shall from time to time determine.

                  SECTION 16. OTHER PROVISIONS REGARDING COMMITTEES. (a) The Board of Trustees shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

                  (b) Members of any committee shall be entitled to such compensation for their services as from time to time may be fixed by the Board of Trustees. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Trust in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

                  (c) Unless prohibited by law, the provisions of Sections 11, 12 and 17 of this Article I shall apply to all committees.

                  SECTION 17. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS. The Board of Trustees may participate in meetings by means of conference telephone or similar communications equipment, whereby all trustees participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person at such meeting. A written record shall be made of all actions taken at any meeting conducted by a means of a conference telephone or similar communications equipment.

                  SECTION 18. TRANSACTIONS WITH INTERESTED PERSONS. (a) Notwithstanding anything to the contrary contained in these Trustees' Regulations, in addition to any affirmative vote required either by law, the Partnership Agreement, the Declaration of Trust of the Trust or these Trustees' Regulations, any Transaction involving the Trust or any of its subsidiaries or the Realty Partnership shall require the affirmative vote of a majority of the Trustees ("Disinterested Members") on the Board of Trustees of the Trust who are not employees, officers, directors, Affiliates or Associates of the Interested Person who or which is a party to the Transaction.

                  (b)  As used in these Trustee's Regulations:

                           (i) "Affiliate" and "Associate" shall have the
                  respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 25, 1998 (the "Exchange Act");


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                           (ii) A Person shall "Beneficially Own" and be the
                  "Beneficial Owner" of any Paired Shares or Units:

                                    (A) which such Person or any of its
                           Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act; or

                                    (B) which such Person or any of its
                           Affiliates or Associates has (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (II) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any Paired Shares or Units solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which Paired Shares or Units neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

                                    (C) which are beneficially owned, directly
                           or indirectly, within the meaning of the Rule 13d-3 under the Exchange Act, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (B) above) or disposing of any Paired Shares or Units.

                           (iii) "Corporation" shall mean Starwood Hotels &
                  Resorts Worldwide, Inc., a Maryland corporation.

                           (iv) "Interested Person" shall mean any Person who or
                  which is the Beneficial Owner, directly or indirectly, of 5% or more of the outstanding Paired Shares or the outstanding Units or who or which is an Affiliate or Associate of the Trust, the Corporation or either of the Partnerships. For the purposes of determining whether a Person is an Interested Person, the number of Paired Shares or Units deemed to be outstanding shall include Paired Shares or Units deemed owned through application of paragraphs (A), (B) and (C) of paragraph (ii) above but shall not include any other unissued Paired Shares or Units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (v) "Paired Shares" shall mean the shares of common
                  stock of the Corporation and the shares of beneficial interest of the Trust which are paired pursuant to the Pairing Agreement dated June 25, 1980 between the Trust and the Corporation, as amended from time to time.

                           (vi) "Partnership Agreement" shall mean the Limited
                  Partnership Agreement of the Realty Partnership, as amended from time to time.

                           (vii) "Partnerships" shall mean the Realty
                  Partnership and SLC Operating Limited Partnership, a Delaware limited partnership.


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                           (viii) "Person" shall mean any individual, limited
                  partnership, general partnership, corporation, limited liability company or any other firm or entity.

                           (ix) "Realty Partnership" shall mean SLT Realty
                  Limited Partnership, a Delaware limited partnership.

                           (x) "Shareholder" shall mean a Person that owns
                  Paired Shares.

                           (xi) "Transaction" shall mean any contract, sale,
                  lease, exchange, mortgage, transfer or disposition to or with, or any other transaction with, any Interested Person, including, without limitation, any election with respect to the method of payment for an exchange of Units for Paired Shares, or any action to be taken by the Trust, the Corporation or the Partnership with respect to the senior debt of the Realty Partnership.

                           (xii) "Trust" means Starwood Hotels & Resorts, a
                  Maryland real estate investment trust.

                           (xiii) "Units" shall have the meaning set forth in
                  the Partnership Agreement.

                  (c) A majority of the Disinterested Members shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 18, including, without limitation, (i) whether a Person is an Interested Person, (ii) the number of Paired Shares or Units that any Person Beneficially Owns, and (iii) whether a Person is an Affiliate or Associate of another. A majority of the Disinterested Members shall have the right to demand that any Person who is reasonably believed to be an Interested Person (or who holds of record Paired Shares or Units that any Interested Person Beneficially Owns) supply the Trust with complete information as to (i) the record owner(s) of all Paired Shares or Units that such Person who is reasonably believed to be an Interested Person Beneficially Owns, (ii) the number of, and class or series of, Paired Shares or Units that such Person who is reasonably believed to be an Interested Person Beneficially Owns and the number(s) of the certificate(s), if any, evidencing such Paired Shares or Units, and (iii) any other factual matter relating to the applicability or effect of this Section 18, as may be reasonably requested of such Person, and such Person shall furnish such information within 10 days after receipt of such demand.

                  (d) Nothing contained in this Section 18 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

                  (e) Notwithstanding anything to the contrary contained in these Trustees' Regulations this Section 18 may be amended or repealed only by a majority of Trustees on the Board of Trustees of the Trust who are not employees, officers, Affiliates or Associates of the Trust, the Corporation, the Partnerships or any Interested Person.

                  SECTION 19. INDEPENDENT TRUSTEES. Notwithstanding anything to the contrary contained in these Trustees' Regulations, not less than a majority of the Board of Trustees of the Trust shall be composed of "Independent Trustees." For purposes of this Section 19, an "Independent Trustee" is a Trustee of the Trust who is not employed by or an affiliate (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), of the Trust, the Corporation or Starwood Capital Group, L.L.C.



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                                   ARTICLE II

                                    OFFICERS

                  SECTION 1. ENUMERATION. The officers of the Trust shall be a Chairman, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as are elected by the Trustees. Officers shall be elected by the Trustees. The Board of Trustees may delegate to the Chairman of the Trust the authority to appoint any officer or agent of the Trust and to fill a vacancy other than the President, Secretary or Treasurer, and may delegate to any other officer of the Trust the authority to appoint any officer or agent of the Trust having a lower rank than the officer making such appointment. Officers shall hold office at the pleasure of the Trustees, provided that any officer appointed by any other officer pursuant to authority delegated to such appointing officer by the Board of Trustees may be removed, with or without cause, at any time whenever such appointing officer in his or her absolute discretion shall consider that the best interests of the Trust shall be served by such removal. Any two or more offices, except those of Chairman and President, President and Secretary, or President and Assistant Secretary, may be held by the same person.

                  SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and its employees and shall have such other powers and duties as are usually vested in the office of chief executive officer of a corporation. The Chairman shall, if present, preside at all meetings of the Trustees and of the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. The Chairman shall have the power and authority to execute all written instruments on behalf of the Trust of every nature whatsoever, and shall be, ex officio, a member of all standing committees.

                  SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall have such duties and responsibilities for the supervision, direction and control of the Trust as may be delegated to the President by the Board of Trustees or the Chairman. The President shall have the power and authority to execute all written instruments on behalf of the Trust of every nature whatsoever. In the absence of the Chairman, the President shall preside at all meetings of the Trustees and of the Shareholders, and shall be, ex officio, a member of all standing committees.

                  SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. The Vice-Presidents shall have the power and authority to execute on behalf of the Trust all written instruments of every nature whatsoever. The Vice-Presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the Trustees.

                  SECTION 5. DUTIES OF THE SECRETARY. The Secretary shall keep full and complete minutes of the meetings of the Trustees and of the meetings of the Shareholders and give notice, as required, of all such meetings. The Secretary shall perform all other duties that pertain to such office and which are required by the Trustees.

                  SECTION 6. DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall (i) maintain custody of and keep the books of account of the Trust; (ii) receive, deposit and disburse funds belonging to the Trust, and
(iii) perform all other duties that pertain to such office and which are required by the Trustees.


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                                   ARTICLE III

                                  SHAREHOLDERS

                  SECTION 1. QUORUM. The presence in person or by proxy of Persons entitled to vote a majority of the voting shares at any meeting of Shareholders shall constitute a quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

                  SECTION 2. PLACE OF MEETING. Meetings of the Shareholders shall be held at the principal office of the Trust or at another convenient location within or without the State of Maryland as is designated by the Trustees or by the written consent of all Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

                  SECTION 3. ANNUAL MEETING. A regular annual meeting of the Shareholders shall be held on such date and at such time as may be fixed by the Board of Trustees.

                  SECTION 4. SPECIAL MEETINGS. Special meetings of the Shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the Chairman or by the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than a majority of the outstanding Shares of the Trust.

                  SECTION 5. NOMINATION OF TRUSTEES. Nominations of Persons for election as Trustees at an annual meeting of the Shareholders may be made at such meeting only by or at the direction of the Trustees, by any nominating committee or person(s) appointed by the Trustees, or by any Shareholder entitled to vote for the election of Trustees at the meeting who complies with the notice procedures set forth in this Section 5.

                  Any Shareholder entitled to vote for the election of Trustees may nominate one or more Persons for election as Trustee at a meeting of Shareholders only if written notice of such Shareholder's intent to make such nomination or nominations has been delivered personally to the Secretary at, or been mailed to the Secretary and received at, the principal executive offices of the Trust not earlier than the close of business on the 75th day nor later than the close of business on the 50th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to such annual meeting and not later than the close of business on the later of the 50th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. Such Shareholder's notice to the Secretary shall set forth: (i) the name and address of the Shareholder who intends to make the nominations(s) and of the Person or Persons to be nominated; (ii) the class and number of Shares that are held of record, beneficially owned and represented by proxy by such Shareholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iii) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the Person or Persons specified in the notice; (iv) a description of any contract, arrangement or understanding between such Shareholder and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination or nominations are to be made by such Shareholder; (v) such other information regarding each nominee proposed by such Shareholder as would be required to be disclosed in a proxy statement used in a solicitation of proxies for the


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election of directors which solicitation was subject to the rules and regulations of the Securities and Exchange Commission (the "SEC") under Section 14 of the Exchange Act, as from time to time amended; and (vi) the consent of each nominee to serve as a Trustee if so elected.

                  No Person shall be eligible for election as a Trustee unless as nominated in accordance with the procedures set forth herein.

                  SECTION 6. ADJOURNED MEETINGS. Whether or not a quorum is present at any meeting of Shareholders, the presiding officer at the meeting shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6, if a quorum is present in person or by proxy at such reconvened meeting.

                  SECTION 7. NOTICE OF REGULAR OR SPECIAL MEETINGS. Written notice specifying the place, day and hour of any regular or special meeting, the general nature of the business to be transacted thereof, to the extent required by law, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph to his or her address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least ten (10) days and not more than ninety (90) days before the date on which it is to be held. If notice is not so given by the Secretary, it may be given by any other officer.

                  Within twenty (20) days after the Trust receives a Shareholder request for the calling of a special meeting, the Trustees shall designate the date on which such meeting is to be held and the Secretary shall inform the Shareholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting, and on payment of those costs to the Trust, notify each Shareholder entitled to notice of the meeting. Any such special meeting shall be held on a date not earlier than the twentieth (20th) day, and not later than the ninetieth (90th) day, following the date on which such notice is given. If the date of such special meeting is not so fixed and notice thereof given within twenty (20) days after the date such Shareholder request is received by the Trust, the date of such meeting may be fixed by the Person or Persons requesting the meeting, in which event notice of such meeting shall be given by such Person or Persons not less than twenty (20), nor more than sixty
(60), days before the date on which the meeting is to be held.

                  Notwithstanding the foregoing, if as of the date a Shareholder request for a special meeting is received or within twenty (20) days thereafter, the Trustees have called or call a meeting of Shareholders (whether annual or special) for a purpose or purposes other than the purpose(s) stated in the Shareholder request, the Trustees need not call, and the Secretary need not give notice of, a separate and additional meeting of Shareholders for the purpose(s) stated in the Shareholder request if (i) the Trustees determine in good faith that calling such a separate and additional meeting would require the Trust to incur undue cost and expense, and (ii) the Secretary notifies both the requesting Shareholder(s) and all other Shareholders entitled to vote, within twenty (20) days after the Trust receives the Shareholder request, that the matter(s) proposed by the requesting Shareholder(s) to be considered at a special meeting may be proposed and considered at the meeting otherwise called by the Trustees. In addition, if not later than the thirtieth (30th) day prior to the date on which any special meeting called by the Trustees pursuant to a Shareholder request is to be held, the Trustees determine in good faith to present for consideration by the Shareholders of the Trust one or more matters other than those proposed by the requesting Shareholder(s) to be considered, the Trustees may postpone the previously called special meeting for a period of up to sixty (60) days following the date of which notice of


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such postponement is given. Notice of such postponement and of the additional matter(s) to be considered at such meeting shall be given by the Secretary to all Shareholders entitled to vote at the meeting not later than the thirtieth
(30th) day prior to the originally scheduled meeting date.

                  For purposes of this Section 7, a Shareholder request shall be deemed received by the Trust when delivered to an officer of the Trust in person or on the date on which such request is mailed to the Trust, duly addressed to its principal office.

                  SECTION 8. NOTICE OF ADJOURNED MEETINGS. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

                  SECTION 9. PROXIES. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his or her duly authorized agent and filed with the Secretary of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the Shareholder executing it specifies therein the length of time for which it is to continue in force, which is no case shall exceed seven
(7) years from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the secretary of the meeting unless inspectors of election are appointed pursuant to Section 13 of this Article III, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

                  SECTION 10. CONSENT OF ABSENTEES. The transactions of any meeting of Shareholders, either annual, special, or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and, if either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

                  SECTION 11. VOTING RIGHTS. If no future date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only Persons in whose names Shares entitled to vote stand on the stock records of the Trust on the day of any meeting of Shareholders shall be entitled to vote at such meeting

                  SECTION 12. NO CUMULATIVE VOTING. Shareholders shall not be entitled to cumulate votes in any elections of Trustees of the Trust.

                  SECTION 13. CONDUCT OF MEETINGS; INSPECTORS OF ELECTION. The presiding officer at a meeting of the Shareholders shall have all power and authority vested in a presiding officer by law or practice, including, without limitation, the authority to determine whether the nomination of any person is made in compliance with applicable provisions of these Trustees' Regulations (and to refuse to acknowledge the nomination of any Person not made in such compliance); to determine whether any item of business proposed to be brought before the meeting has been properly brought (and to declare that any business not so brought shall be disregarded and not transacted); to establish rules pertaining to reasonable time limits and the amount of time that may be taken up in remarks by any Shareholder or group of Shareholders and otherwise pertaining to the conduct of the meeting; and to otherwise decide all matters relating to the conduct of the meeting. The presiding officer may appoint a parliamentarian and one or more sergeants-at-arms. The parliamentarian may advise the presiding officer upon matters relating to the conduct of the meeting. The sergeant- or sergeants-at-arms shall have authority to take any and all actions that such Persons deem necessary or appropriate to assure


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that the meeting is conducted with decorum and in an orderly manner, including, without limitation, authority to expel or cause the expulsion of any Person who the presiding officer determines is failing to comply with the rules concerning the conduct of, or is otherwise disrupting, the meeting.

                  In advance of any meeting of the Shareholders, the Trustees may appoint any one or more Persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournment thereof. If no inspector of election is so appointed, the presiding officer of the meeting may, and on the request of any Shareholder or any Shareholder's proxy shall, appoint one or more such inspectors of election. The number of inspectors shall be either one (1) or three (3), as determined by the presiding officer; provided, however, that if such inspector(s) is or are to be appointed at the meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares present (in person or by duly executed proxy) shall determine whether one
(1) or three (3) inspectors are to be appointed. If the Person appointed as inspector of election fails to appear at the meeting or fails or refuses to act as inspector, the presiding officer of the meeting may, and upon the request of any Shareholder or any Shareholder's proxy shall, appoint a Person to fill that vacancy. The inspector(s) of election shall:

                  (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                  (b) Receive votes, ballots or consents;

                  (c) Count and tabulate all vote or consents;

                  (d) Determine and report to the Trust the results of the voting; and

                  (e) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                  On the request of the presiding officer of the meeting or of any Shareholder or such Shareholder's proxy, the inspector(s) of election shall make a report in writing of any question or other matter determined by him or them and execute a certificate of any facts found by him or them.

                  If there are three (3) inspectors of election, the decision, act, report or certificate of a majority shall be effective in all respects as the decision, act, report or certificate of the inspectors."

                  SECTION 14. BUSINESS. Except as may be otherwise provided by applicable law, the only business that shall be conducted at any meeting of the Shareholders (other than matters incident to the conduct of the meeting) shall be business brought before the meeting by or at the direction of the Trustees or by a Shareholder who complies with the procedures set forth in this Section 14.

                  Except as otherwise provided by Section 5 of this Article III or by applicable law, the only business that shall be conducted at any meeting of the Shareholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Trustees, (ii) otherwise be brought before such meeting by or at the direction of the Trustees or the presiding officer of the meeting, or (iii) be otherwise properly brought before the meeting by or on behalf of a Shareholder who shall have been a Shareholder of record on the record date for such meeting, who shall continue to be entitled to vote thereat, and who shall have complied with the procedures set forth in the remainder of this Section 14. In addition to any and all other applicable requirements, for business to be properly brought before a meeting of the


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Shareholders by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Shareholder's notice must be delivered personally or mailed to and received at the principal executive offices of the Trust (i) in the case of an annual meeting, not earlier than the close of business on the 75th day nor later than the close of business on the 50th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to such annual meeting and not later than the close of business on the later of the 50th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust, or (ii) in the case of a special meeting, within ten days of the earlier of (a) the date that notice of the meeting was mailed in accordance with this Article III or prior public disclosure of the date of the meeting was made or (b) the date that a request for a special meeting was made by a Shareholder in accordance with Section 7 of this Article III.

                  A Shareholder's notice to the Secretary shall set forth (i) a description of each item of business the Shareholder proposes to bring before the meeting and the wording of the proposal, if any, to be submitted for a vote of the Shareholders with respect thereto; (ii) the name and address of the Shareholder; (iii) the class and number of Shares held of record, owned beneficially and represented by proxy by such Shareholder as of the record date for the meeting (if such date shall then have been publicly disclosed) and as of the date of such notice; and (iv) all other information that would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such Shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

                  SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if there is filed with the records of Shareholders meetings a unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote at it.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 1. RECORD DATES AND CLOSING OF TRANSFER BOOKS. From time to time the Trustees may fix a future date as the record date for the purpose of making any proper determination with respect to Shareholders, including which Shareholders are entitled to notice of a meeting, to vote at a meeting, to receive a dividend or to be allocated other rights. Such record date may not be prior to the close of business on the day the record date is fixed. Except as may be otherwise set forth in the Section 2-511 of the Corporations and Associations Article, Annotated Code of Maryland, as in effect from time to time and as applicable to Maryland corporations, the record date for any determination shall not be more than 90 days before the date on which the action requiring the determination will be taken. If a record date is so fixed for a meeting, to receive a dividend or to be allocated other rights, only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or allotment of rights, as the case may be, notwithstanding any transfer of Shares on the books of the Trust after the record date so fixed.

                  SECTION 2. INSPECTION OF TRUST RECORDS. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the Shareholders and Trustees shall be open to


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inspection upon the written demand of any Shareholder to the same extent as is permitted by the laws of Maryland for the inspection of corporate records by corporate shareholders. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection shall be made in writing upon the President, Secretary or Assistant Secretary of the Trust.

                  SECTION 3. INSPECTION OF TRUSTEES' REGULATIONS. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Trustees' Regulations as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                  SECTION 4. REPRESENTATION OF SHARES OF CORPORATIONS. The Chairman, the President or any Vice-President and the Secretary or Assistant Secretary of the Trust, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of the Trust all rights incident to any shares of any corporation standing in the name of the Trust.

                  SECTION 5. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any shares of beneficial interest of the Trust now or hereafter held of record or beneficially held by any person whatsoever, it being the intent of this provision that the Trust opt out of the aforementioned sections in their entirety and that all persons and shares of beneficial interest held by such persons be exempted from such sections to the fullest extent permitted by Maryland law.


                                    ARTICLE V

                                      SEAL

                  The Trust may have a seal containing the name of the Trust and the words "Maryland, 1969."


                                   ARTICLE VI

                                   AMENDMENTS

                  These Trustees' Regulations may be amended or repealed or new or additional Trustees' Regulations may be adopted only by the vote or written consent of the Trustees, and the Shareholders shall not have any power to amend or repeal these Trustees' Regulations or to adopt new or additional Trustees' Regulations.


                                   ARTICLE VII

                                   DEFINITIONS

                  All terms defined in the Declaration of Trust of Hotel Investors Trust dated as of August 15, 1969, as amended from time to time, shall have the same meaning when used in these Trustees' Regulations.


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